                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. 1)

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:



[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section  240.14a-12


                     Universal Automotive Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

                    Universal Automotive Industries, Inc.
                           3350 North Kedzie Avenue
                           Chicago, Illinois  60618
                                (773) 478-2323


                 --------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 26, 1997
                 --------------------------------------------


To The Stockholders of Universal Automotive Industries, Inc.:

     The Annual Meeting of Stockholders of Universal Automotive Industries, Inc. (the "Company") will be held on Thursday, June 26, 1997, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, for the following purposes:

     1. To elect seven Directors to serve until the next annual meeting of stockholders or until their successors are elected or qualified;

     2. To ratify the appointment of Altschuler, Melvoin and Glasser LLP as the Company's independent auditors for 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Stockholders of record as of the close of business on May 2, 1997, will be entitled to notice of and to vote at the meeting or at any adjournment thereof.

                             By Order of The Board of Directors:



                             Jerome J. Hiss
                             Secretary


Chicago, Illinois
June 6, 1997

                            YOUR VOTE IS IMPORTANT

     REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE THAT A QUORUM IS PRESENT AT THE MEETING AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                    UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           3350 North Kedzie Avenue
                           Chicago, Illinois  60618


                            ----------------------

                               PROXY STATEMENT

                            ----------------------




                  PROXY SOLICITATION AND GENERAL INFORMATION

     This proxy statement (the "Proxy Statement") is furnished to the holders (the "Stockholders") of shares of common stock of Universal Automotive Industries, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the annual meeting of Stockholders (the "Meeting") to be held on Thursday, June 26, 1997, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, and any adjournment thereof. The Company's bylaws (the "Bylaws") require the Directors to call and hold an annual meeting of stockholders each year. This Proxy Statement and the enclosed proxy were mailed to the Company's Stockholders on or about June 6, 1997. Stockholders who wish to attend the meeting should contact the Company at (773) 478-2323.

     Only Stockholders of record at the close of business on May 2, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, 6,729,425 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), having one vote each, were issued and outstanding. A majority of the outstanding shares of Common Stock, represented at the Meeting in person or by proxy, will constitute a quorum.

     The Company will bear all costs associated with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement and the reimbursement of brokerage firms and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

     Shares represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting will be voted at the Meeting. Shares not represented by properly executed proxies will not be voted. If a Stockholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified.
If the Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board of Directors described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Company before the proxy is voted at the Meeting; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting and voting the shares in person.

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of Directors and the ratification of the independent auditors. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (shares not voted by brokers due to the absence of instructions from street name holders) on a matter are not considered voted or as present or represented on that matter and will have no effect on the outcome of the election of Directors. Unless the context otherwise requires, the term the "Company" includes Universal Automotive Industries, Inc. and its direct and indirect subsidiaries, including its predecessor, Universal Automotive, Inc.

                            ELECTION OF DIRECTORS

     The Board of Directors has nominated the seven persons named below for election as Directors at the Meeting to serve until the 1997 Meeting of Stockholders and until their elected successors are qualified. The Bylaws provide that the Board of Directors shall consist of seven directors. The Board of Directors may increase or decrease this number from time to time. Six of the seven nominees below are presently serving as a member of the Board of Directors. Each nominee has consented to have his name appear as a nominee in this Proxy Statement and to serve as a Director of the Company if elected. Should any nominee become unable to serve as a Director, shares of Common Stock represented at the Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a Director.

     The following information is provided concerning the nominees for election as Directors of the Company:


====================================================================================
      NAME         AGE  DIRECTOR SINCE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
-----------------  ---  --------------  --------------------------------------------
Arvin Scott        40       1986        Mr. Scott has served as President and Chief
                                        Executive Officer of the Company since
                                        March 1996.  Mr. Scott served as Executive
                                        Vice President of the Company from October
                                        1994 to March 1996 and served as Vice
                                        President of the Company from 1986 to
                                        October 1994.  Mr. Scott joined the Company
                                        in 1981 as a purchaser of automotive
                                        aftermarket replacement parts for
                                        distribution in the Chicago jobber market.
                                        From 1984 to 1986, Mr. Scott served as Vice
                                        President of an unaffiliated Chicago-based
                                        warehouse distributor, of which he was a
                                        50% owner.  Mr. Scott oversees the
                                        distribution of the UBP Universal Brake
                                        Parts line and the Company's manufacturing
                                        operations.
------------------------------------------------------------------------------------
Yehuda Tzur         44      1981        Mr. Tzur, the founder of the Company, has
                                        served as its Chairman of the Board of
                                        Directors since October 1994.  From 1981 to
                                        March 1996, Mr. Tzur served as President
                                        and Chief Executive Officer of the Company.
                                        Mr. Tzur oversees the Company's wholesale
                                        commodities operations.
------------------------------------------------------------------------------------
Eric Goodman        40      1994        Mr. Goodman has served as Executive Vice
                                        President - Canadian Operations of the
                                        Company since October 1994 and served as
                                        Vice President of the Company from April
                                        1994 to October 1994.  Mr. Goodman oversees
                                        the Company's Canadian operations.  From
                                        1982 to 1994, Mr. Goodman was the owner and
                                        President of Aaron Automotive Industries,
                                        Inc. ("Aaron").  Prior to founding Aaron in
                                        1982, Mr. Goodman was employed for eight
                                        years by Aimco Industries, a leading
                                        manufacturer of brake components, now owned
                                        by ITT Automotive, Inc.
------------------------------------------------------------------------------------

====================================================================================
      NAME         AGE  DIRECTOR SINCE  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
-----------------  ---  --------------  --------------------------------------------
------------------------------------------------------------------------------------
Sami Israel         55            1984  Mr. Israel has served as Vice President of
                                        the Company since October 1994 and served
                                        as Treasurer of the Company from 1984 to
                                        October 1994.  Mr. Israel has been a
                                        Director of the Company since 1984.  Mr.
                                        Israel manages the Company's shipping and
                                        receiving operations from the Company's
                                        headquarters located in Chicago, Illinois.
------------------------------------------------------------------------------------
Sol S. Weiner       78            1995  Mr. Weiner is a private investor and
                                        currently is a Director of Comtech
                                        Telecommunications, Inc.
------------------------------------------------------------------------------------
Sheldon Robinson    70            1995  Mr. Robinson is an owner and President of
                                        Associated Financial Consultants, Inc. and
                                        Robinson Financial Group, Inc., which
                                        companies sell insurance and investment
                                        products. Mr. Robinson has been in the
                                        insurance business since 1963.
------------------------------------------------------------------------------------
Dennis L. Kessler   58                  Mr. Kessler is Co-President of Fel-Pro
                                        Incorporated which manufactures and
                                        distributes gaskets, engine parts and
                                        industrial chemicals.  Mr. Kessler has
                                        served in various capacities with Fel-Pro
                                        since 1964.
====================================================================================

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                         CERTAIN INFORMATION REGARDING
                            THE BOARD OF DIRECTORS

     In 1996, the Board of Directors held six meetings, at which all Directors were present, and took action by unanimous written consent one time. The Board of Directors presently has a Compensation Committee and an Audit Committee. The Board of Directors has no standing nominating committee. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the Company's executive officers. Because the Company's executive officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee met only one time during 1996. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's independent auditors and reviewing all potential conflict of interest situations. The Audit Committee met two times during 1996. The Compensation Committee and Audit Committee are each presently comprised of Mr. Robinson and Mr. Weiner, neither of whom has ever been an officer or employee of the Company. Mr. Robinson is Chairman of the Compensation Committee and Mr. Weiner is Chairman of the Audit Committee.

                              EXECUTIVE OFFICERS

     The following sets forth information with respect to the Corporation's executive officer who is not a director. Such officer is elected annually by the Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Directors:

     Jerome J. Hiss, 46, has served as the Chief Financial Officer of the Company since August 1996 and Secretary and Assistant Treasurer since September 1996. He is a Certified Public Accountant and a 1972 graduate of the University of Notre Dame (B.B.A). From 1983 to August 1996, Mr. Hiss was employed at ANTEC Corporation serving initially as controller of the manufacturing business and later as a corporate division controller. Prior to 1983, Mr. Hiss was employed by Household International and the public accounting firm of Deloitte & Touche.

                          SHARE OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 30, 1997 by (i) each Director of the Company who beneficially owns Common Stock, (ii) each Executive Officer named in the Summary Compensation Table, (iii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, and (iv) all Directors and executive officers as a group.



                                                          Number of Shares      Percent of
Name (1)                                                Beneficially Owned  Shares Outstanding
------------------------------------------------------  ------------------  ------------------

Yehuda Tzur ..........................................        1,162,000(3)          17%
Arvin Scott ..........................................        1,049,000(4)          16%
Eric Goodman (2) .....................................          979,000(5)          15%
Sami Israel ..........................................        1,001,000(6)          15%
Sheldon Robinson .....................................           12,000(7)            *
Sol S. Weiner ........................................            6,000(8)            *
Reuben Gabay .........................................          631,000              9%
Dennis L. Kessler ....................................                0               *
All directors, director nominees and officers
as a group (8 persons) ...............................        4,209,000(9)          63%

________________________
*  less than one percent


(1) The address of each of Messrs. Tzur, Scott, Israel and Gabay are 3350 North Kedzie Avenue, Chicago, Illinois 60618-5722. The address of Mr. Goodman is 18 Gail Grove Road, North York, Ontario, Canada M9M 1M4. The address of Messrs. Robinson and Weiner are 6633 N. Sacramento, Chicago, Illinois 60645 and 101 Hamilton, Evanston, Illinois 60202, respectively. The address of Mr. Kessler is 170 Lakeside Place, Highland Park, Illinois 60035.

(2) Mr. Goodman granted to each of Messrs. Tzur, Scott, Israel, and Gabay a non-transferable option to acquire from him for the nominal sum of $1.00 that number of shares of Common Stock as have a market value of $62,500-CDN, determined as of July 1, 1998 and exercisable from and after July 1, 1998 subject to certain conditions. See "Certain Transactions." Includes 2,000 shares issuable upon the exercise of options which are currently exercisable.

(3) Includes 5,000 shares issuable upon the exercise of options which are currently exercisable.

(4) Includes 27,000 shares issuable upon the exercise of options which are currently exercisable.

(5) Includes 2,000 shares issuable upon the exercise of options which are currently exercisable.

(6)  Includes 527,050 shares owned by Mr. Israel's spouse and children.

(7) Includes 12,000 shares issuable upon the exercise of options which are currently exercisable.

(8) Includes 6,000 shares issuable upon the exercise of options which are currently exercisable.

(9) Includes 52,000 shares issuable upon the exercise of options which are currently exercisable.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the total annual compensation paid by the Company to the Chief Executive Officer and each of the other executive officers ("Named Executive Officers") whose total cash compensation for the year ended December 31, 1996 exceeded $100,000:


===========================================================================================================
                                        SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------
                                                                                LONG-TERM
                                                                              COMPENSATION
                                       YEAR   ANNUAL COMPENSATION           -----------------  ALL OTHER
NAME AND PRINCIPAL POSITION            ----   -------------------           NUMBER OF OPTIONS  COMPENSATION
---------------------------                        SALARY     BONUSES                          ------------

Yehuda Tzur..........................  1996        $160,000       ---            25,000               ---
Chairman of the Board                  1995        $139,795       ---              --                 ---
                                       1994        $130,921       ---              --            $95,431(1)
-----------------------------------------------------------------------------------------------------------
Arvin Scott..........................  1996        $154,800       ---            25,000               ---
President and Chief Executive Officer  1995        $128,806       ---            55,000               ---
                                       1994        $128,321       ---              --            $11,286(1)
-----------------------------------------------------------------------------------------------------------
Eric Goodman.........................  1996        $134,578       ---            10,000               ---
Executive Vice President               1995        $122,404       ---              --                 ---
-----------------------------------------------------------------------------------------------------------
Sami Israel..........................  1996        $135,000       ---              --                 ---
Vice President                         1995        $139,795       ---              --                 ---
                                       1994        $130,921       ---              --            $94,083(1)
===========================================================================================================

(1) Such amount includes: (i) distributions made to such individual for estimated 1994 tax liabilities associated with the Company's election to be treated as an S corporation for the period from January 1, 1992 to April 30, 1994; and (ii) perquisites and other personal benefits, the aggregate amount of which is greater than 10% of the total annual salary and bonus reported for the executive officer.

OPTION TABLES.

     The following table sets forth certain information with respect to options granted to Messrs. Tzur, Scott and Goodman during the year ended December 31, 1996 under the Company's Stock Option Plan (as hereinafter defined). The Company did not grant any stock appreciation rights during the year.

                            Option Grants in 1996
                            ---------------------

===========================================================================================================================
                                                                                                     Potential Realized
                                                                                                     Value at Assumed
                                                                                                     Annual Rates of Stock
                                                                                                     Price Appreciation
                                         Individual Grants                                           for Option Term
---------------------------------------------------------------------------------------------------------------------------
              Number of             % of Total Options
              Securities            Granted to
              Underlying Options    Employees In Fiscal   Exercise  Price           Expiration
Name          Granted               Year                  (per Share)                  Date           5% ($)     10% ($)
---------------------------------------------------------------------------------------------------------------------------
Yehuda Tzur          25,000                 33%                          $5.00        9/10/07           ---         $22,114
---------------------------------------------------------------------------------------------------------------------------
Arvin Scott          25,000                 33%                          $5.00        9/10/07           ---         $22,114
---------------------------------------------------------------------------------------------------------------------------
Eric Goodman         10,000                 13%                          $5.00        9/10/07           ---          $8,845
---------------------------------------------------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises during the year ended December 31, 1996 by the Named Executive Officers and the value of such officers' unexercised stock options as of December 31, 1996.


========================================================================================================
                                                                                 Value of Unexercised
                                                    Number of Unexercised        In-the-Money Options
                                                     Options at 12/31/96             at 12/31/96
--------------------------------------------------------------------------------------------------------
              Shares
              Acquired on           Value
Name          Exercise (#)          Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------
Yehuda Tzur           ---               ---             5,000         20,000        ---            ---
--------------------------------------------------------------------------------------------------------
Arvin Scott           ---               ---            27,000         53,000      $23,375        $35,062
--------------------------------------------------------------------------------------------------------
Eric Goodman          ---               ---             2,000          8,000        ---            ---
========================================================================================================

COMPENSATION OF DIRECTORS

     Each Director of the Company, who is not an officer or employee of the Company, receives a fee of $2,500 per quarter and is reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. During 1996, each of Messrs. Weiner and Robinson received $10,000 in directors fees and options to purchase 1,000 shares of Common Stock at a price of $5.00 per share which were exercisable immediately.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The Compensation Committee of the Board of Directors is comprised of Sol
S. Weiner and Sheldon Robinson, neither of whom has ever been an officer or employee of the Company.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Tzur, Scott, Goodman and Israel are parties to employment agreements with the Company, all of which extend to May 1999, unless terminated sooner in accordance with the provisions of such agreements, as amended, and which provide for the renewal thereof for successive periods of one year at the option of the Company. The employment agreements of each of such individuals currently provide for an annual base salary of $135,000 and periodic bonuses. Pursuant to the terms of the employment agreements, as amended, the officers' compensation thereunder is subject to periodic adjustment by the Board of Directors, or a committee thereof.

     The foregoing employment agreements contain certain non-competition covenants pursuant to which Messrs. Tzur, Scott, Goodman and Israel are prohibited from owning (subject to limited exceptions) or providing certain services to businesses similar to or in competition with the business of the Company, so long as each of such individuals is employed pursuant to such employment agreements, and for a period of one-year thereafter.


REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.

     Presently, all compensation decisions relating to the salaries of the Named Executive Officers are governed by employment agreements between the Company and each of Mr. Tzur, Scott, Goodman and Israel, which agreements provide for the payment of annual base salaries of $135,000, subject to increases or decreases in amount as determined by either the Board of Directors or the Compensation Committee, to each of such individuals and periodic bonuses. Because the Named Executive Officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee did not formulate policies with respect to the Named Executive Officers' compensation during 1996.

COMPARATIVE PERFORMANCE GRAPH.

     The graph set forth below compares cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the companies listed on the Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and an industry group consisting of publicly-traded companies included in the Company's Standard Industrial Classification Code (SIC Code 5013 - Motor Vehicle Supplies & New Parts) (the "Industry Index") for the period from December 15, 1994 (the date of the Company's initial public offering) to December 31, 1996. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Market Index and the Industry Index on December 15, 1994 and the reinvestment of all dividends. The shareholder return of each of the companies in the Industry Index has been weighted according to market capitalization at the beginning of each measurement period. Although most of the companies included in the Industry Index engage in the distribution of brake parts, such companies also engage in other lines of business.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG UNIVERSAL AUTOMOTIVE INDUSTRIES,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX




                  12/15/94          12/31/94          12/31/95          12/31/96
--------------------------------------------------------------------------------
UNIVERSAL AUTO       100              100               100                25
--------------------------------------------------------------------------------
NASDAQ
Market
Index                100              100               100               110
--------------------------------------------------------------------------------
SIC Code
Index                100              100               125               160
--------------------------------------------------------------------------------



                    ASSUMES $100 INVESTED ON DEC. 15, 1994
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1996

                              STOCK OPTION PLAN

     The Company maintains the Universal Automotive Industries, Inc. Share Option Plan (the "Stock Option Plan") for the benefit of its key employees, non-employee directors, advisors, independent contractors and such other persons as the Board of Directors believes valuable to the Company ("Eligible Persons"). Options granted under the Stock Option Plan may be either incentive stock options ("ISOs") under Section 422 of the Code or nonstatutory options (an option which is not intended to be an "incentive stock option," as defined in Section 422 of the Code). Options to purchase an aggregate of 138,026 shares of Common Stock are outstanding under the Stock Option Plan.

     The Stock Option Plan, which was adopted by the Board of Directors on October 13, 1994 and approved by the Company's stockholders on October 13, 1994, is intended to encourage ownership of Common Stock by Eligible Persons, in order to attract such persons or to encourage such persons to serve or continue to serve the Company, and to provide additional incentives for such persons to promote the success of the Company. There are a total of 300,000 shares of Common Stock reserved for issuance under the Stock Option Plan. The Stock Option Plan is administered by the Board of Directors, which may delegate its authority to a committee.

     No ISOs shall be granted after the expiration of the earlier of ten years from the date of adoption and approval of the Stock Option Plan by the Company and its stockholders. The fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any Eligible Person during any calendar year shall not exceed $100,000.

     The exercisable price per share for shares underlying each nonstatutory option shall be determined by the Board of Directors, which has the power to determine eligibility to receive options and terms of any options granted, including the exercise price, the number of shares subject to such nonstatutory option, the vesting schedule and the exercise period. The exercise price per share for shares underlying all ISOs granted under the Stock Option Plan must be at least equal to the fair market value of a share of Common Stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock, the exercise price per share for shares underlying any ISO granted must equal at least 110% of the fair market value of a share of Common Stock covered by such ISO on the grant date and the ISO shall terminate not more than five years from the grant date.

     ISOs shall terminate not more than ten years from the date of grant. Nonstatutory options shall terminate not more than eleven years from the date of grant. All options granted under the Stock Option Plan may be exercised over a period of time after such person leaves the Company or after death. All options granted under the Stock Option Plan are non-transferable.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's Directors, Executive Officers and persons who own more than 10% of the outstanding shares of the Common Stock file with the Securities and Exchange Commission, certain reports relating to their ownership of Common Stock and changes in such ownership. The Company is required to identify in this Proxy Statement any persons subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the copies of such reports furnished to the Company, all such reports were filed on a timely basis.

                             CERTAIN TRANSACTIONS

     Until June 1995, the Company's former headquarters facility located in Chicago, Illinois, from which it moved in June 1994 to its present facility, was owned by a land trust, operating as a partnership, of which Yehuda Tzur, Reuben Gabay and Sami Israel are the beneficiaries (the "Talman Trust"). The Company stored obsolete inventory at its former headquarters facility. The Company paid $58,800 and $115,233 in rent for such facility during 1995 and 1994, respectively.

     In April 1994, the Company acquired all the voting capital stock of UBP Canholdings, an Ontario, Canada corporation, which is the parent company of Universal Brake Parts, Inc., an Ontario, Canada corporation (hereinafter referred to together as "UBP Canholdings"), pursuant to a stock exchange agreement effective April 30, 1994 (the "Stock Exchange Agreement"), under which Eric Goodman, the owner of UBP Canholdings, exchanged all of the outstanding voting Common Stock of UBP Canholdings for 20% of the outstanding Common Stock of the Company. Mr. Goodman became an executive officer and a Director of the Company contemporaneously with the consummation of such transactions. Immediately prior to the exchange of shares between Mr. Goodman and the Company, the Company purchased the assets of a subsidiary of UBP Canholdings which operated a specialty brake parts warehouse in Michigan.

     Prior to May 1994, Messrs. Tzur, Scott, Gabay and Israel owned all of the issued and outstanding capital stock of IDC Holdings Corporation, an Ontario, Canada corporation and Universal Automotive, Inc. Immediately prior to the consummation of the acquisition of UBP Canholdings, Messrs. Tzur, Scott, Gabay and Israel, pursuant to a stock exchange agreement between such individuals and the Company, exchanged all of such IDC Holdings Corporation and Universal Automotive Industries, Inc. capital stock for the issuance to each of them of a 25% interest in the Company.

     In connection with the acquisition of UBP Canholdings by the Company, the Company and Messrs. Tzur, Scott, Gabay and Israel agreed to guarantee the repayment of approximately $350,000 owed by UBP Canholdings to an individual who was previously associated with UBP Canholdings. In exchange for such guarantee Mr. Goodman, pursuant to the terms of the Stock Exchange Agreement, granted to each of Messrs. Tzur, Scott, Gabay and Israel a non-transferable option to acquire from him for the nominal sum of $1.00 that number of shares of Common Stock as have a market value of $62,500-CDN, determined as of July 1, 1998, and exercisable during the period from July 1, 1998 through January 1, 1999.

     For the period during which the Company was an S corporation, the Company made periodic distributions of S corporation income to its then existing stockholders, the majority of which distributions were to correspond with such stockholders' tax liabilities associated with the Company's earnings. In 1994, the Company made distributions of S corporation income to each of Messrs. Tzur, Gabay and Israel of approximately $79,124 including approximately $46,665 in connection with their respective remaining 1993 income tax liabilities.

     In 1991, each of Messrs. Tzur, Gabay and Israel and in 1993, Mr. Scott, loaned the Company $90,000, which loans are evidenced by separate promissory notes, which bear interest at the fixed rate of 10% per annum and are due on December 31, 1996. In 1994, Mr. Goodman loaned the Company approximately $90,000, which loan bears interest from May 1, 1994 at 10% per annum. Messrs. Tzur, Scott, Gabay, Goodman and Israel agreed with the Company, effective December 15, 1994, to forgive the payment of any accrued interest by the Company on these notes and to the repayment by the Company of only the principal portion of such notes over a 24-month period beginning in 1995. As of December 31, 1996 amounts outstanding on Messrs. Scott, Tzur, Goodman, Gabay and Israel's notes were $11,981, $45,000, $20,735, $35,008 and $45,000, respectively.

     The Company maintains key man life insurance policies, which it purchased through the insurance agency of which Sheldon Robinson, a director of the Company, is an owner, covering the life of each of Mr. Tzur, Mr. Scott, Mr. Gabay and Mr. Israel in the amount of $1,000,000, the proceeds of which would be payable to the Company. The Company paid premiums of approximately $69,000 for these policies in 1996.

     Mr. Kessler is a stockholder and Co-President of Fel-Pro Incorporated which was a supplier to Universal Automotive, Inc., a subsidiary of the Company. This supply arrangement ended amicably in 1996.

     The Company has borrowed a total of $1,430,000 on a short term basis from Messrs. Tzur, Gabay and Weiner and a general partnership managed by Mr. Robinson, the terms and current outstanding balances of which are set forth in the following table:


---------------------------------------------------------------------------------------------
                                    Outstanding
                        Amount        Balance
       Lender          Borrowed    As of 12/31/96     Interest Rate            Maturity
--------------------  -----------  --------------  --------------------  --------------------
Yehuda Tzur              $100,000        $40,000            0                   Demand
---------------------------------------------------------------------------------------------
                         $100,000       $100,000   Mr. Tzur's cost of    Later of 1/1/98 or
                                                   borrowing             demand
---------------------------------------------------------------------------------------------
General Partnership
Managed by Sheldon
Robinson                 $250,000         0               12.0%               10/15/96
---------------------------------------------------------------------------------------------
                         $250,000(1)    $250,000          11.0%          6 payments of
                                                                         $30,000 through
                                                                         4/15/97 and
                                                                         2 payments of
                                                                         $35,000 through
                                                                         5/15/97
---------------------------------------------------------------------------------------------
Sol S. Weiner            $100,000(2)    $100,000          11.0%                5/12/97
---------------------------------------------------------------------------------------------
Reuben Gabay             $630,000       $630,000          11.0%          Later of 1/1/98 or
                                                                         demand
---------------------------------------------------------------------------------------------

(1) Plus options to purchase 10,000 shares of Common Stock at $5.00 per share which are exercisable immediately.

(2) Plus options to purchase 4,000 shares of Common Stock at $5.00 per share which are exercisable immediately.

                     RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed, subject to stockholder ratification, the firm of Altschuler, Melvoin and Glasser LLP, certified public accountants, as the Company's independent auditors for 1997. If the shareholders do not ratify the appointment of Altschuler, Melvoin and Glasser LLP, the Board of Directors will reconsider its appointment upon the recommendation of the Audit Committee.

     A representative of Altschuler, Melvoin and Glasser LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate shareholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ALTSCHULER, MELVOIN AND GLASSER LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.


                        DATE FOR RECEIPT OF PROPOSALS

     In order for stockholder proposals to be included in the proxy materials for the Company's 1997 Meeting of Stockholders, any such proposal must be received by the Company at its executive offices not later than February 5, 1998 and meet all other applicable requirements for inclusion therein.

                                OTHER BUSINESS

     The Board of Directors is not aware of any other matter to come before the Meeting. However, if any such matter does come before the Meeting which requires the vote of the Stockholders, it is the intention of the persons named in the enclosed Proxies to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                          ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED FREE OF CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., 3350 NORTH KEDZIE AVENUE, CHICAGO, ILLINOIS 60618, ATTENTION: JEROME HISS.

                                  By order of the Board of Directors,




                                  Jerome J. Hiss, Secretary

Chicago, Illinois
June 6, 1997

                    UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                              3350 North Kedzie
                           Chicago, Illinois 60616

         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Yehuda Tzur and Jerome Hiss, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Shares of Common Stock of Universal Automotive Industries, Inc. (the "Corporation") held of record by the undersigned on May 2, 1997, at the Annual Meeting of Stockholders when convened on June 26, 1997, or any adjournment thereof.

1. ELECTION OF DIRECTORS--PROPOSAL to elect seven Directors to hold office until the next Annual Meeting of Stockholders, or otherwise as provided in the Corporation's Certificate of Incorporation (check one box):

[ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY
    (except as withheld in the space           to vote for all the nominees
     provided below)                           listed below

Mr. Yehuda Tzur, Mr. Arvin Scott, Mr. Eric Goodman, Mr. Sami Israel, Mr. Sol S. Weiner, Mr. Sheldon Robinson and Dennis L. Kessler


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. SELECT AUDITOR--PROPOSAL to concur in the selection of Altschuler, Melvoin and Glasser LLP as the Corporation's independent auditor for the fiscal year ending December 31, 1997 (check one box); and

       [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. OTHER BUSINESS--In their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                                     -------------------------------------------
                                     Signature                              Date


                                     -------------------------------------------
                                     Signature                              Date

                                     NOTE: Sign exactly as name appears above.
                                     If joint tenant, both should sign.  If
                                     attorney, executor, administrator,
                                     trustee, or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If a partnership, sign in full partnership name by authorized person.



Please promptly mark, date, sign, and return this card using the enclosed envelope. Please contact Jerome Hiss at (773) 478-2323 with any questions regarding the above.